Exhibit 23.2

Hamilton PC

2121 S. Oneida St., Suite 312

Denver, CO 80224

P: (303) 548-8072

F: (888) 466-4216

ed@hamiltonpccpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-174403 on Form S-1 of SaaSMAX, Inc. of our report dated March 16, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Hamilton P.C

/S/ Hamilton, P. C.

Denver, Colorado

January 29, 2013